EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Board of Directors
Columbia Laboratories, Inc.:

We hereby consent to the incorporation of our report dated February 24, 2006, except for the Liquidity paragraph of Note 1 and Note 11, as to which the date is March 10, 2006, included in this Form 10-K, into Columbia Laboratories Inc.’s previously filed Registration Statements on Form S-3 (No. 333-125671 and 333-38230) and Form S-8 (333-116072).

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 10, 2006